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                                  EXHIBIT 21



                          Subsidiaries of the Company


    As of March 24, 1998, the Company owned or controlled the following percentages of the capital stock of the corporations listed below:


                                         State or Country of
    Name of Corporation                     Incorporation       % Owned
    -------------------                    --------------       -------

Kollmorgen Overseas Development
  Corporation                                Delaware               100

Proto-Power Corporation                      Delaware               100

Kollmorgen Tandon (India)                    India                   51

Tianjin Kollmorgen Industrial                Peoples' Republic
  Drives Corporation                         of China                63

Artus Group                                  France                 100
      Kollmorgen Artus
      Societe Anonyme Cryla

Seidel Servo Drives GmbH                     Germany                100

Servotronix, Ltd.                            Israel                 100